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Exhibit 10.21

AMENDMENT 2002-1

HILTON HOTELS RETIREMENT PLAN

        WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Plan (the "Plan"); and

        WHEREAS, the Company has the authority to amend the Plan on behalf of itself and all Participating Affiliates (as defined in the Plan); and

        WHEREAS, the Company adopted Amendment 1999-1 to provide benefit increases for the purpose of eliminating any controversy regarding the propriety of the rate of benefit accruals under the Plan; and

        WHEREAS, the Company submitted the Plan, as amended by Amendment 1999-1, to the Internal Revenue Service with a request that the Internal Revenue Service determine that the Plan, as amended, is qualified under Section 401(a) of the Internal Revenue Code; and

        WHEREAS, the Internal Revenue Service has requested that the Plan be amended as a condition of granting a favorable determination

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.    Section 4.13(c) is amended by adding the following new sentence after the first sentence of such section:

  "For purposes of this Section 4.13, a Participant includes an individual who has previously been paid the full amount of the Pre-Amendment Benefit (such as an individual who received a lump sum cashout under Section 4.9(b))."

        2.    Section 4.13(e)(3)(z) is amended to read as follows:

  "(z) Interest on the remainder for the period from the date the Pre-Amendment Benefit payment was made through the New Benefit Date at a rate (which shall be redetermined with respect to each Plan Year during such period) equal to the "applicable interest rate' as described in Section 417(e)(3) of the Code for the November immediately preceding each Plan Year during such period (or, for any Plan Year for which an "applicable interest rate' was not available under Code Section 417(e), the interest rate which would have been used during such Plan Year to determine the present value of a lump sum distribution)."

        3.    Section 4.13(e)(4)(z) is amended to read as follows:

  "(z) Interest on the remainder for the period from the date the original lump sum payment was made through the New Benefit Date at an annual rate equal to the interest rate used to determine the amount of the original lump sum payment."

        4.    Section 5.4 of the Plan is amended to read as follows:

  "5.4 Code Section 411(b)(1).

        The method of computing a Participant's accrued benefit under the provisions of Article IV is intended to satisfy the requirements of Section 411(b)(1) of the Code."

        IN WITNESS WHEREOF, this Amendment 2002-1 is hereby adopted this 26th day of September, 2002.

HILTON HOTELS CORPORATION
By	/s/ Molly McKenzie-Swarts
Its	Senior Vice President

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  Exhibit 10.21
AMENDMENT 2002-1 HILTON HOTELS RETIREMENT PLAN